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                                                                     EXHIBIT 1.1


                         2,250,000 Class A Common Units
                         ENBRIDGE ENERGY PARTNERS, L.P.
                 Representing Class A Limited Partner Interests

                             UNDERWRITING AGREEMENT

                                                               November 20, 2001

SALOMON SMITH BARNEY INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
A.G. EDWARDS & SONS, INC.

c/o SALOMON SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

         Enbridge Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes, upon the terms and subject to the conditions set forth herein, to issue and sell an aggregate of 2,250,000 Class A Common Units representing limited partner interests in the Partnership (the "Firm Units") to the several Underwriters named in Schedule I hereto (the "Underwriters"). The Partnership also proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the several Underwriters up to an additional 337,500 Class A Common Units representing limited partner interests in the Partnership (the "Additional Units"). The Firm Units and the Additional Units are hereinafter collectively referred to as the "Offered Units," and the Offered Units and each Class A Common Unit and Class B Common Unit representing limited partner interest outstanding on the date hereof are hereinafter sometimes collectively referred to as the "Units."

         Each of the Partnership, Enbridge Energy, Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and Enbridge Energy Company, Inc., a Delaware corporation (both in its capacity as general partner of the Partnership and in its individual capacity, the "General Partner"), wishes to confirm as follows its agreement with you in connection with your several purchases of the Offered Units. The Partnership, the Operating Partnership and the General Partner are sometimes collectively referred to herein as the "Companies."

1. Registration Statement and Prospectus. The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 333-59758) under the Act, including a prospectus subject to completion relating to the Offered Units. Such registration statement (including all financial schedules and exhibits), as supplemented or amended prior to the execution of this Agreement is herein called



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the "Registration Statement." If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of the Offered Units may commence, the term "Registration Statement" as used in this Agreement means such registration statement as amended by said post-effective amendment. If it is contemplated, at the time this Agreement is executed, that a registration statement will be filed pursuant to Rule 462(b) under the Act before the offering of the Offered Units may commence, the term "Registration Statement" as used in this Agreement includes such registration statement. The term "Basic Prospectus" as used in this Agreement shall mean the prospectus contained in the Registration Statement at the time that the Registration Statement was declared effective or in the form in which it has been most recently filed with the Commission on or prior to the date of this Agreement. The term "Final Prospectus" shall mean the prospectus supplement relating to the Offered Units and the offering thereof that is first filed pursuant to Rule 424(b) under the Act ("Rule 424(b)") after the date and time this Agreement is executed and delivered by the parties hereto, together with the Basic Prospectus.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Basic Prospectus or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Basic Prospectus or the Final Prospectus, as the case may be; any reference in this Agreement to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, the Basic Prospectus or the Final Prospectus, as the case may be; and any reference to any amendment or supplement to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Basic Prospectus or the Final Prospectus or any amendment or supplement thereto.

         2. Agreements to Sell and Purchase. The Partnership hereby agrees, upon the terms and subject to all the conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Companies herein contained and upon the terms and subject to all the conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $42.20 per Unit (the "Purchase Price Per Unit"), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Units increased as set forth in Section 10 hereof).

         The Partnership also hereby agrees, upon the terms and subject to all the conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Companies herein contained and upon the terms and subject to all the conditions set forth herein, the Underwriters shall have the right to purchase from the Partnership

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at the Purchase Price per Unit, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Final Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to 337,500 Additional Units. Additional Units may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Units. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Partnership the number of Additional Units (subject to such adjustments as you may determine in order to avoid fractional Units) which bears the same proportion to the aggregate number of Additional Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Units increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Units.

         3. Terms of Public Offering. The Partnership has been advised by you, that the Underwriters propose to make a public offering of their respective portion of the Offered Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Offered Units upon the terms set forth in the Final Prospectus.

         4. Delivery of the Offered Units and Payment Therefor. The Offered Units to be purchased hereunder will be represented by one or more definitive global certificates in book-entry form which will be deposited by or on behalf of the Partnership with The Depository Trust Company ("DTC") or its designated custodian.

         Delivery to the Underwriters of the Firm Units, against payment of the purchase price therefor in immediately available funds, shall be made by causing DTC to credit the Firm Units to the account or accounts designated by Salomon Smith Barney Inc. on behalf of the Underwriters at DTC. The time and date of such delivery shall be 10:00 A.M., New York City time, on November 26, 2001 (the "Closing Date"). The other documents to be delivered at the Closing Date by or on behalf of the parties hereto shall be delivered at such time and date at the offices of Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002. The place of closing for the Firm Units and the Closing Date may be varied by agreement between you and the Partnership.

         Delivery to the Underwriters of the Additional Units to be purchased by the Underwriters, against payment of the purchase price therefor in immediately available funds, shall be made by causing DTC to credit the Additional Units to the account or accounts designated by Salomon Smith Barney Inc. on behalf of the Underwriters at DTC at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Partnership of the Underwriters' determination to purchase a number, specified in such notice, of Additional Units. The other documents to be delivered at the Option Closing Date by or on behalf of the parties hereto shall be delivered at such time and date at the offices of Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002.

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The place of closing for any Additional Units and the Option Closing Date for
such Units may be varied by agreement between you and the Partnership.

         The global certificates representing the Offered Units to be delivered to the Underwriters shall be made available to you at the office of DTC or its custodian for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

         5. Agreements of the Companies. Each of the Companies agrees with the several Underwriters as follows:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Offered Units may commence, the Partnership and the General Partner will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you and counsel for the Underwriters promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

         (b) Following the execution and delivery of this Agreement and thereafter from time to time during such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by the Underwriters or any dealer (the "Prospectus Delivery Period"), the Partnership and the General Partner will advise you and counsel for the Underwriters promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Basic Prospectus or the Final Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Offered Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of any change in the financial position, business, prospects, or results of operations of any of the Companies, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Final Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Final Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Final Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time within the Prospectus Delivery Period, the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership and the General Partner will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

         (c) The Partnership and the General Partner will furnish to you, at your request and without charge, (i) one conformed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement,
(ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may

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request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) such number of copies of the exhibits to the Incorporated Documents as you may request.

         (d) During the Prospectus Delivery Period, neither the Partnership nor the General Partner will file any amendment to the Registration Statement or make any amendment or supplement to the Final Prospectus or, file any document which, upon filing becomes an Incorporated Document, of which you and counsel for the Underwriters shall not previously have been advised or to which, after you and counsel for the Underwriters shall have received a copy of the document proposed to be filed, you shall reasonably object; provided that your consent shall not be unreasonably withheld or delayed.

         (e) [Reserved]

         (f) The Partnership will cause the Final Prospectus to be filed pursuant to, and in compliance with, Rule 424(b). As soon as practical following the execution and delivery of this Agreement and until the end of the Prospectus Delivery Period, the Partnership and the General Partner will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Final Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Partnership and the General Partner consent to the use of the Final Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Offered Units are offered by the Underwriters and by all dealers to whom Offered Units may be sold, both in connection with the offering and sale of the Offered Units and for such period of time thereafter as the Final Prospectus is required by the Act to be delivered in connection with sales by the Underwriters or any dealer. If during such period of time any event shall occur that in the judgment of the Partnership or the General Partner or in the opinion of counsel for the Underwriters is required to be set forth in the Final Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Final Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Partnership and the General Partner will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Partnership or the General Partner and the Underwriters agree that the Final Prospectus should be amended or supplemented, the Partnership and the General Partner, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

         (g) The Partnership and the General Partner will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Offered Units for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Partnership be obligated to qualify to do business in any

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jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Units, in any jurisdiction where it is not now so subject.

         (h) The Partnership and the General Partner will make generally available to security holders of the Partnership a consolidated earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

         (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 10 hereof or pursuant to clause (ii), (iii), (iv) or (v) of Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of any of the Companies to comply with the terms or fulfill any of the conditions of this Agreement, the Partnership and the General Partner, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

         (j) The Partnership will apply the net proceeds from the sale of the Offered Units substantially in accordance with the description set forth in the Final Prospectus.

         (k) Except as provided in this Agreement, neither the Partnership nor the General Partner will offer, sell, contract to sell or otherwise dispose of or hedge any Units or any securities substantially similar to, convertible into or exercisable or exchangeable for Units, or grant any options or warrants to purchase any Units or any such securities, for a period of 90 days after the date of the Final Prospectus, without the prior written consent of Salomon Smith Barney Inc.

         (l) Except as stated in this Agreement and in the Final Prospectus, none of the Companies has taken, nor will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Offered Units.

         (m) The Partnership and the General Partner will use their best efforts to have the Offered Units listed, subject to official notice of issuance, on the New York Stock Exchange on or before the Closing Date.

         (n) Upon the issuance of the Offered Units by the Partnership, the General Partner shall make the additional capital contributions to the Partnership as required by Section 4.4(c)(ii) of the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement").

         (o) The Partnership, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.


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         6. Representations and Warranties of the Companies. Each of the
Companies represents and warrants to each Underwriter that:

         (a) The Basic Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto complied when so filed in all material respects with the provisions of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Basic Prospectus made in reliance upon and in conformity with information relating to any Underwriters furnished to the Partnership in writing by or on behalf of any Underwriters expressly for use therein. To the best of each of the Companies' knowledge, information and belief, having made reasonable inquiries, the Commission has not issued any order preventing or suspending the use of the Basic Prospectus.

         (b) The Partnership and the offering of the Offered Units contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Final Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) and at the Closing Date and if applicable, at the Option Closing Date, complied or will comply in all material respects with the provisions of the Act, and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the statements made or to be made in such documents that are covered by Rule 175(b) under the Act were made or will be made with a reasonable basis and in good faith, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Final Prospectus made in reliance upon and in conformity with information relating to any Underwriters furnished to the Partnership in writing by or on behalf of any Underwriters expressly for use therein.

         (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (d) The capitalization of the Partnership as of September 30, 2001 was as set forth in the Final Prospectus under "Capitalization."

         (e) The Offered Units and the limited partner interests represented thereby are authorized by the Partnership Agreement and, when issued, delivered and paid for in accordance

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with Section 4 hereof, will be validly issued, fully paid and non-assessable
(except as such non-assessability may be affected by the matters described under the caption "Summary Description of the Partnership Agreement -- Limited Liability" in Amendment No. 3 to the Partnership's Registration Statement on Form S-1 (Registration No. 33-43425) which is incorporated by reference into the Partnership's Registration Statement on Form 8-A, dated November 14, 1991, as amended by Amendment No. 1 to Form 8-A on Form 8, dated December 9, 1991, and Amendment No. 2 on Form 8-A/A, dated May 2, 1997 (the "Form 8-A")) and free of any preemptive or similar rights (except for the required Capital Contributions (as defined in the Partnership Agreement) to the Partnership to be made by the General Partner pursuant to Section 4.4(c)(ii) of the Partnership Agreement), and the Underwriters will acquire such Units free and clear of any liens, encumbrances, security interests, charges or claims.

         (f) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with partnership power and authority to own or lease its properties and to conduct its business as described in the Final Prospectus and with respect to the Partnership, also to act as the sole member of Enbridge Pipelines (North Dakota) LLC, a North Dakota limited liability company ("Enbridge North Dakota"). Enbridge North Dakota has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of North Dakota, with full limited liability company power and authority to own or lease its properties and to conduct its business as described in the Final Prospectus. The Partnership is the sole member of Enbridge North Dakota.

         (g) The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties, to conduct its businesses and to act as a general partner of the Partnership and the Operating Partnership, in each case as described in the Final Prospectus.

         (h) The accountants, PricewaterhouseCoopers LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

         (i) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Partnership and the Operating Partnership on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Companies.

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         (j) The execution and delivery of, and the performance by each of the
Companies of its obligations under this Agreement have been duly and validly authorized by each of such Companies, as the case may be, and this Agreement has been duly executed and delivered by each of the Companies.

         (k) Neither the offer, sale or delivery of the Offered Units, the execution, delivery or performance of this Agreement, compliance by any of the Companies with the provisions hereof nor consummation by any of the Companies of the transactions contemplated hereby constitutes a breach of, or a default under, the partnership agreement, certificate or articles of incorporation or bylaws, or other organizational documents, of any of the Companies or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Companies or Enbridge North Dakota is a party or by which any of them may be bound or to which any of their respective properties is subject, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable federal and state securities and Blue Sky laws), judgment, injunction, order or decree to which any of the Companies or Enbridge North Dakota is a named party, excluding in each case any breaches, defaults or violations which, individually or in the aggregate, would not have a material adverse effect on the financial position, results of operations, business or prospects of the General Partner or the Partnership and the Operating Partnership (taken as a whole) (a "Material Adverse Effect").

         (l) Except as disclosed in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), none of the Companies nor Enbridge North Dakota has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the limited partners of the Partnership, the General Partner or the Partnership and the Operating Partnership (taken as a whole), and there has not been any change in the capital stock or partner's capital, or material increase in the short-term debt or long-term debt of, any of the Companies, or any material adverse change, or any development that the Partnership and the General Partner have reasonable cause to believe will involve a prospective material adverse change, in the financial position, business, prospects or results of operations of any of the Companies.

         (m) None of the Companies has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Offered Units, will distribute any offering material in connection with the offering and sale of the Offered Units other than the Final Prospectus or other materials, if any, permitted by the Act.

         (n) Except as disclosed in the Registration Statement and the Final Prospectus (or any amendment of supplement thereto), no more than ten percent of the net proceeds from the sale of the Offered Units are intended to be or will be paid to members of the National Association of Securities Dealers or associated or affiliated persons of such members, or members of the immediate family of such members.

         (o) Except for the General Partner, who has waived such rights, no holder of any security of the Partnership or any other person has any right to require registration of Units

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or any other interest or other security of the Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

         (p) The General Partner has (excluding its interests in the Partnership and the Operating Partnership) a net worth of at least $35 million.

         (q) Based upon the advice of counsel, none of the Companies is, or as of the Closing Date will be, an "Investment Company" as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or required to register as an "Investment Company" under the Investment Company Act.

         (r) Based upon the advice of counsel, none of the Companies is (i) a "public utility company," (ii) a "holding company," (iii) a "subsidiary company" of a "registered holding company" or of a "holding company" required to be registered under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), or (iv) an "affiliate" of (A) a "registered holding company," (B) a "holding company" required to be registered under the 1935 Act, (C) a "subsidiary company" of a "registered holding company" or (D) a "subsidiary company" of a "holding company" required to be registered under the 1935 Act, as such terms are defined in the 1935 Act. The issuance and sale of the Offered Units as contemplated by the Final Prospectus is not subject to regulation under the 1935 Act.

         (s) There are no legal or governmental proceedings pending or, to the knowledge of any of the Companies, threatened, against any of the Companies or Enbridge North Dakota, or to which any of the Companies or Enbridge North Dakota, or to which any of their respective properties, is subject, that are required to be described in the Registration Statement or the Final Prospectus and are not described as required.

         (t) The States of Illinois, Indiana, Michigan, Minnesota, New York, North Dakota and Wisconsin are the only jurisdictions within the United States in which each of the Operating Partnership and General Partner, as applicable, owns or leases property, or conducts business as a foreign limited partnership or corporation, as applicable, so as to require the Operating Partnership or General Partner, as applicable, to qualify to conduct business as a foreign limited partnership or corporation, as applicable, and in which the failure to so qualify would be likely to have a Material Adverse Effect. The States of Minnesota and Wisconsin are the only jurisdictions within the United States in which the Partnership owns or leases property, or conducts business as a foreign limited partnership so as to require the Partnership to qualify to conduct business as a foreign limited partnership and in which the failure to so qualify would be likely to have a Material Adverse Effect.

     7.  Indemnification and Contribution.


         (a) Each of the Companies, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus or in the Registration Statement or in any

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amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Partnership by or on behalf of the Underwriter expressly for use in connection therewith; provided, however, that the only information furnished in writing to the Partnership by or on behalf of the Underwriters are the statements noted in Section 12 hereof. The foregoing indemnity agreement shall be in addition to any liability which any of the Companies may otherwise have.

         (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act in respect of which indemnity may be sought against any of the Companies, such Underwriter or such controlling person shall promptly notify the General Partner on behalf of the Companies, and the Companies shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Underwriters and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Companies have agreed in writing to pay such fees and expenses,
(ii) the Companies have failed to assume the defense and employ counsel reasonably satisfactory to the Underwriters or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and any of the Companies and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and one or more of the Companies by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Companies shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Companies shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you, which firm shall be designated in writing by Salomon Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. None of the Companies shall be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, each of the Companies, jointly and severally, agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Companies, the directors of the General Partner, the officers of the General

Partner who sign the Registration Statement, and any person who controls any of the Companies within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Companies to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Final Prospectus, or any amendment or supplement thereto; provided, however, that the only information furnished in writing to the Partnership by or on behalf of the Underwriters are the statements noted in Section 12 hereof. If any action, suit or proceeding shall be brought against any of the Companies, any of the directors of the General Partner, any such officer of the General Partner, or any such controlling person based on the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Companies by paragraph (b) above, and the Companies, the directors of the General Partner, any such officer of the General Partner, and any such controlling person, shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

         (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and the Underwriters on the other hand from the offering of the Offered Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Companies on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Units, hereunder, any determination of the relative benefits received by the Companies or the Underwriters from the offering of the Offered Units shall include the net proceeds (before deducting expenses) received by the Partnership and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units. The relative fault of the Companies on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, including, with respect to any Underwriter, the extent to which any such loss, claim, damage or liability arises from the sale of Offered Units by such Underwriter to any person if a copy of the Final Prospectus shall not have been delivered or sent to such person within the time required by the Act, provided that the Partnership has delivered the Final Prospectus to the several Underwriters in requisite quantities on a timely basis to permit such delivery or sending.

         (e) The Companies and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Offered Units underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 10 hereof) and not joint.

         (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Companies set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any of the Companies, the directors of the General Partner or officers of the General Partner, or any person controlling any of the Companies,
(ii) acceptance of any Offered Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to any of the Companies or the directors or officers of the General Partner, or any person controlling any of the Companies, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7. The term "successor," as used in this Agreement, shall not include a purchaser from any Underwriter of any Units in his status as a purchaser.

      8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Offered Units may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rule 424 under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of any of the Companies or any Underwriters, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to your satisfaction.

         (b) Subsequent to the effective date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, business, prospects, or results of operations of the Companies not contemplated by the Final Prospectus, which in the opinion of the Underwriters, would materially, adversely affect the market for the Offered Units.

         (c) You shall have received on the Closing Date an opinion of E. Chris Kaitson, Corporate Secretary of the General Partner, dated the Closing Date and addressed to you, to the effect that:

               (i) There is no action, proceeding or investigation pending or, to the best of such counsel's knowledge after due inquiry, threatened against any of the Companies or Enbridge North Dakota which in such counsel's judgment could reasonably be expected to have a Material Adverse Effect.

               (ii) None of the Companies or Enbridge North Dakota is in violation of any term of (A) its partnership agreement or certificate of incorporation or by-laws or other organizational documents, as the case may be,
(B) any other material agreement or instrument to which it is a party or by which it or any of its properties is bound, or (C) to the best of such counsel's knowledge after due inquiry, any applicable order, judgment or decree of any court, arbitrator or governmental authority to which any of the Companies or Enbridge North Dakota is a named party, which violations, in the judgment of such counsel, could reasonably be expected to have a Material Adverse Effect.

         (d) You shall have received on the Closing Date an opinion of Fulbright & Jaworski L.L.P., counsel for the Companies, dated the Closing Date and addressed to you, to the effect that:

               (i) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with partnership power and authority to own or lease its properties and to conduct its business as described in the Final Prospectus and, with respect to the Partnership, to act as the sole member of Enbridge North Dakota.

               (ii) The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties, to conduct its businesses, to act as a general partner of the Partnership and the Operating Partnership, in each case as described in the Final Prospectus.

               (iii) Enbridge Pipelines Inc. ("Enbridge") is the record owner of all of the issued and outstanding shares of capital stock of the General Partner.

               (iv) The authorized and outstanding partnership interests of the Partnership are as set forth under the caption "Business--Overview" in the Final Prospectus.

               (v) The General Partner is the sole general partner of each of the Partnership and the Operating Partnership. The General Partner owns of record a general partner interest in the Partnership of 1.0%, and prior to the consummation of the issuance and sale of the Firm Units hereunder, owns of record a limited partner interest in the Partnership (represented by 3,912,750 Class B Common Units) of approximately 12.6%, and a general partner interest in the Operating Partnership of 1.0101%. The Partnership is the sole limited partner of the Operating Partnership and owns of record a limited partner interest in the Operating Partnership of 98.9899%. The general partner interest and the Units in the Partnership are authorized by the Partnership Agreement. The general partner interest and the limited partner interest in the Operating Partnership (the "Operating Partnership Interests") are authorized by the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"). Each of the Operating Partnership Interests and each Unit outstanding on the date of the Final Prospectus is validly issued and fully paid (with respect to such general partner interests, only to the extent required at such time) and, with respect to such limited partner interest and Units, non-assessable (except as such non-assessibility may be affected by matters described in the Form 8-A). The Operating Partnership Interests are owned of record by the parties indicated in the Final Prospectus, in each case free and clear of any liens, encumbrances, security interests, charges or claims of record known (based solely upon its participation as counsel in matters relating to the offering of the Offered Units and without having conducted an independent investigation) to such counsel, other than those created by or arising under the Operating Partnership Agreement or the Delaware Act.

               (vi) The Offered Units to be issued and sold to the Underwriters by the Partnership hereunder have been duly authorized by the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable (except as such non-assessibility may be affected by the matters described in the Form 8-A), and free of any preemptive or similar rights (except for the required Capital Contributions to the Partnership to be made by the General Partner pursuant to Section 4.4(c)(ii) of the Partnership Agreement) that entitle or will entitle any person to acquire any partnership interest in the Partnership, upon the issuance thereof by the Partnership, arising under the Partnership Agreement or, to the knowledge of such counsel without any independent investigation, any other agreement to which the Partnership is a party or by which it is bound, and the Underwriters will acquire the Offered Units free and clear of any liens, encumbrances, security interests, charges or claims of record known (based solely upon its participation as counsel in matters relating to the offering of the Offered Units and without having conducted an independent investigation) to such counsel, except as created by this Agreement or by the Underwriters or any person who acquires an interest in the Offered Units through the Underwriters or as provided by the Delaware Act.

                  (vii) The Registration Statement and all post-effective amendments thereto, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

                  (viii) Each of the Companies has the partnership or corporate power and authority, as the case may be, to enter into this Agreement and, in the case of the Partnership, to issue, sell and deliver the Offered Units to the Underwriters as provided herein.

                  (ix) This Agreement has been duly authorized, executed and delivered by each of the Companies.

                  (x) Neither the offer, sale or delivery of the Offered Units, the execution, delivery or performance of this Agreement, compliance by any of the Companies with the provisions hereof nor consummation by any of the Companies of the transactions contemplated hereby violate the partnership agreement, certificate or articles of incorporation or bylaws, or other organizational documents, of any of the Companies (the "Organizational Documents") or constitute a breach of, or default under, any agreement, indenture, lease or other instrument to which any of the Companies is a party or by which any of them may be bound or to which any of their respective properties is subject that is an exhibit to the Registration Statement or to any Incorporated Document, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable federal and state securities and Blue Sky laws) applicable to any of them, or any judgment, injunction, order or decree to which any of the Companies or Enbridge North Dakota is a named party and which has been specifically identified to such counsel in a certificate signed by an authorized officer of the Partnership, excluding in each case (other than with respect to the Organizational Documents) any breaches, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect; except for the rights of the General Partner and its Affiliates (as such term is defined in the Partnership Agreement and used in Section 6.14 of the Partnership Agreement), to such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any interests in or securities of the Partnership or the Operating Partnership or Enbridge North Dakota.

                  (xi) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of any of the Companies (except as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Offered Units) for the valid issuance and sale of the Offered Units to the Underwriters as contemplated by this Agreement.

                  (xii) The Registration Statement and the Final Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act.

                  (xiii) To the knowledge of such counsel, (A) other than as described or contemplated in the Final Prospectus (or any supplement thereto) or any Incorporated Document, there are no legal or governmental proceedings pending or threatened against any of the Companies, or to which any of the Companies, or any of their property, is subject, which are required to be described in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be.

                  (xiv) The Amended and Restated Agreement of Limited Partnership of the Partnership has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to the qualifications that (A) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally,
(B) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles and (D) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws; and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms, subject to the qualifications that (A) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally, (B) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles and (D) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws.

                  (xv) None of the Companies or Enbridge North Dakota is an "Investment Company" as that term is defined in the Investment Company Act or is required to register as an "Investment Company" under the Investment Company Act.

                  (xvi) None of the Companies or Enbridge North Dakota is a "public utility company" or a "holding company" as such terms are defined in the 1935 Act.

                  (xvii) The opinion of Fulbright & Jaworski L.L.P. that was filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

                  (xviii) To the knowledge of such counsel and without in any manner having conducted an investigation, there are no material legal or governmental proceedings pending or threatened against any of the Companies [other than any proceedings with respect to the Partnership's liquids pipeline operations, as to which such counsel need not express any opinion] by or before the FERC or on appeal from the FERC, except as set forth in or contemplated by the Final Prospectus.

         Such counsel shall also state that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Final Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Final Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Final Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial data included in the Registration Statement or the Final Prospectus or any Incorporated Document).

         In rendering such opinions, such counsel may (1) rely in respect of factual matters upon representations and warranties of the Companies set forth herein and certificates of officers of the General Partner and upon information obtained from public officials, upon opinions of other counsel issued in connection with the offering of the Offered Units pursuant to the Final Prospectus and other sources believed by such counsel to be responsible, (2) assume that the certificates for the Offered Units conform to the specimens thereof examined by them and have been duly countersigned by a transfer agent and duly registered by a registrar of the Units and that the signatures on all documents examined by such counsel are genuine, which assumptions they may state they have not independently verified, (3) state that their opinion is limited to federal laws, the Delaware Act, the Delaware General Corporation Law and New York law

(exclusive of pipeline and pipeline-related regulatory law), in each case exclusive of the law addressed in the legal opinions rendered by counsel referred to in the following clauses (e), (f) and (g), (4) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the Partnership, the limited partners of the Partnership or the Operating Partnership, the General Partner or Enbridge North Dakota may be subject and (5) state that their opinion is furnished as counsel for the Companies to you, and is solely for the benefit of the several Underwriters.

         (e) You shall have received on the Closing Date an opinion of Sullivan & Cromwell, counsel for the Companies, dated the Closing Date and addressed to you, to the effect that (i) none of the Companies is (A) a "subsidiary company" of a "registered holding company," or of a "holding company" required to be registered under the 1935 Act or (B) is an "affiliate" of a "registered holding company," or of a "holding company" required to be registered under the 1935 Act, or of a "subsidiary company" of a "registered holding company," or of a "holding company" required to be registered under the 1935 Act, as such terms are defined in the 1935 Act, and (ii) no consent, authorization, approval or filing is required to be obtained or made under the 1935 Act in connection with the issuance and sale of the Offered Units by the Partnership as contemplated by the Final Prospectus.

         (f) Each of (i) Sidley Austin Brown & Wood, with respect to the State of Illinois, (ii) Barnes & Thornburg, with respect to the State of Indiana,
(iii) Fraser Trebilcock Davis and Dunlap, P.C., with respect to the State of Michigan, (iv) Fryberger, Buchanan, Smith & Frederick, P.A., with respect to the State of Minnesota, (v) Phillips, Lytle, Hitchcock, Blaine & Huber LLP, with respect to the State of New York, (vi) Pearce & Durick, with respect to the State of North Dakota and (vii) Melli, Walker, Pease & Ruhly, S.C., with respect to the State of Wisconsin, each of which is acting as special local counsel for the Companies, shall have furnished to you, its written opinion or opinions, dated as of the Closing Date in form and substance satisfactory to you, to the effect that:

                  (i) The Partnership need not be qualified or registered as a foreign limited partnership for the transaction of business under the laws of such state. [As to Wisconsin and Minnesota only -- The Partnership has been duly qualified or registered as a foreign limited partnership to conduct business in such state.]

                  (ii) Neither the offer, sale or delivery of the Offered Units, the execution, delivery or performance of this Agreement, compliance by the Companies with the provisions hereof nor consummation by the Companies of the transactions contemplated hereby will result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to any of the Companies or any of their respective properties.

                  (iii) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or instrumentality of such state governing (A) oil pipelines generally or (B) the issuance of securities by entities owning oil pipelines, or, to such counsel's knowledge, based solely upon its participation as special counsel in matters relating to the offering of the Offered Units pursuant to the Final Prospectus and without in any manner having conducted an independent investigation, any other governmental agency or instrumentality of such state having jurisdiction over any of the Companies, as the case may be, or any of their respective properties, is required for the sale or issuance of the Offered Units by the Partnership, except such consents, approvals, authorizations, orders, registrations or qualifications (1) as have been obtained, (2) as may be required under state securities or Blue Sky laws, (3) which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership and the Operating Partnership (taken as a whole) to conduct their business substantially in accordance with the past practice of each, or (4) as set forth or contemplated in the Final Prospectus.

         (g) You shall have received on the Closing Date an opinion of Steptoe & Johnson, special FERC counsel for the Companies, dated the Closing Date and addressed to you, to the effect that:

                  (i) No consent, approval, authorization, order, registration or qualification of or with the FERC with respect to the Partnership's liquids pipeline operations is required for the issuance of the Offered Units, the offer and sale of the Offered Units by the Partnership or the execution, delivery and performance of this Agreement.

                  (ii) To the knowledge of such counsel and without in any manner having conducted an investigation, there are no material legal or governmental proceedings relating to the Partnership's liquids pipelines operations pending or threatened against any of the Companies by or before the FERC or on appeal from the FERC, except as set forth in or contemplated by the Final Prospectus.

         (h) You shall have received on the Closing Date an opinion of McCarthy Tetrault, Canadian counsel to Enbridge, dated the Closing Date and addressed to you, to the effect that:

                  (i) No consent, approval, authorization, order, registration or qualification of or with, any governmental agency or other governmental instrumentality of Canada or any province thereof having jurisdiction over any of the Companies or Enbridge is required for the issuance and sale of the Offered Units as contemplated by the Final Prospectus.

                  (ii) To the best of such counsel's knowledge, there is no litigation or governmental proceeding to which Enbridge is a party or to which its properties are subject that is pending or threatened against it that, if adversely determined, would have a Material Adverse Effect.

         (i) You shall have received on the Closing Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the Closing Date, with respect to the matters referred to in clauses (i), (vi), (vii), (viii), (ix) and (xii) (but only with respect to the Registration Statement and the Final Prospectus and any supplements or amendments thereto) of the foregoing paragraph (d) and such other related matters as the Underwriters may request.

         (j) You shall have received letters addressed to you and dated the date hereof and the Closing Date from PricewaterhouseCoopers LLP, independent accountants, substantially in the forms heretofore approved by you.

         (k) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of any of the Companies shall be threatened by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capitalization of the Partnership nor any material increase in the short-term or long-term debt of the Partnership (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto);
(iii) none of the Companies shall have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the General Partner or the Partnership and the Operating Partnership (taken as a whole), other than those reflected in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Companies contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you, shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the General Partner (or such other officers as are acceptable to you), to the effect set forth in this Section 8(k) and in Section 8(l) hereof.

         (l) None of the Companies shall have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

         (m) Prior to commencement of the offering of the Offered Units, such Units shall have been listed, subject to official notice of issuance, on the New York Stock Exchange.

         (n) Each of the Partnership and the General Partner shall have furnished or caused to be furnished to you, such further certificates and documents as you shall have reasonably requested that are customary in closing transactions of the nature contemplated by this Agreement.

      All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you, and counsel for the Underwriters.

      Any certificate or document signed by any officer of the General Partner, whether on behalf of itself or the Partnership or the Operating Partnership, and delivered to you, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Companies to the Underwriters as to the statements made therein.

      The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (k) and (n) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c),
(d), (e), (f), (g), (h) and (i) shall be revised to reflect the sale of Additional Units.

         9. Expenses. The Companies agree to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Final Prospectus, each amendment or supplement to any of them and this Agreement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Basic Prospectus, the Final Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Offered Units; (iii) the preparation, printing, authentication, issuance and delivery of the Offered Units; (iv) the printing (or reproduction) and delivery of this Agreement, any Agreement among Underwriters, any preliminary or supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Units; (v) the listing of the Offered Units on the New York Stock Exchange; (vi) the registration or qualification of the Offered Units for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof, if required (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of any preliminary or supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and lodging expenses incurred by or on behalf of representatives of the Companies in connection with any presentations to prospective purchasers of the Offered Units; (ix) the fees and expenses of the accountants for the Companies; (x) the fees and expenses of counsel (including local and special counsel) for the Companies; and (xi) any fees payable to DTC in connection with the Offered Units being book-entry only securities.

         10. Effective Date of Agreement. This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Offered Units may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been given by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the General Partner, on behalf of the Companies, by notifying you, or by you by notifying the General Partner, on behalf of the Companies.

         If any one or more of the Underwriters shall fail or refuse to purchase Offered Units which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Units which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one tenth of the aggregate number of the Offered Units which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Salomon Smith Barney, Inc., to purchase the Offered Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Offered Units which it or they are obligated to purchase on the Closing Date and the aggregate number of Offered Units with respect to which such default occurs is more than one tenth of the aggregate number of Offered Units which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Partnership for the purchase of such Offered Units by one or more non defaulting Underwriters or other party or parties approved by you and the Partnership are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter). In any such case which does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If any one or more of the Underwriters shall fail or refuse to purchase Additional Units which it or they are obligated to purchase hereunder on the Option Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Salomon Smith Barney Inc., to purchase the Additional Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Partnership, purchases Offered Units which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 10 may be made by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Companies by notice to the General Partner, on behalf of the Companies, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be; (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the financial position, results of operations, business or prospects of the General Partner or the Partnership and the Operating Partnership (taken as a whole), whether or not arising in the ordinary course of business; (ii) trading in the Units shall be suspended or subject to any restriction or limitation not in effect on the date of this Agreement; (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; (iv) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities; or (v) there shall have occurred any material adverse change in the financial markets in the United States or Canada, any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Offered Units on the terms set forth on the cover page of the Final Prospectus or to enforce contracts for the resale of the Offered Units by the Underwriters. Notice of such termination shall be promptly given to the General Partner, on behalf of the Companies, by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page and the statements in the first, third, seventh, ninth, tenth, eleventh and thirteenth paragraphs under the caption "Underwriting" in the Final Prospectus, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 6(a), 6(b) and 7 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to any of the Companies, at the office of the General Partner, at 1100 Louisiana, Suite 2900, Houston, Texas 77002,
Attention: E. Chris Kaitson, Corporate Secretary; or (ii) if to you, care of Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013,
Attention: Manager, Investment Banking Division.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Companies, the directors and officers of the General Partner, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Offered Units in his status as such purchaser.

         14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         15. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Companies submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Companies, and shall survive delivery of the Offered Units to the Underwriters.

         16. NASD Rules of Fair Practice. As the National Association of Securities Dealers, Inc. ("NASD") views the Offered Units as interests in a direct participation program, any Underwriter agrees that it will offer the Offered Units in compliance with Rule 2810 of the NASD's Conduct Rules.

         Please confirm that the foregoing correctly sets forth the agreement among the Partnership, the Operating Partnership, the General Partner and the several Underwriters.

                                          Very truly yours,


                                          ENBRIDGE ENERGY PARTNERS, L.P.

                                          By:  Enbridge Energy Company, Inc.
                                               General Partner


                                          By: /s/ JODY L. BALKO
                                             -----------------------------------
                                             Name: Jody L. Balko
                                                  ------------------------------
                                             Title: Chief Accountant
                                                   -----------------------------


                                          ENBRIDGE ENERGY,
                                          LIMITED PARTNERSHIP
                                          By:  Enbridge Energy Company, Inc.
                                               General Partner


                                          By:  /s/ JODY L. BALKO
                                             -----------------------------------
                                             Name: Jody L. Balko
                                                  ------------------------------
                                             Title: Chief Accountant
                                                   -----------------------------


                                          ENBRIDGE ENERGY COMPANY, INC.


                                          By:  /s/ JODY L. BALKO
                                             -----------------------------------
                                             Name: Jody L. Balko
                                                  ------------------------------
                                             Title: Chief Accountant
                                                   -----------------------------

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in Schedule I hereto.


SALOMON SMITH BARNEY INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
A.G. EDWARDS & SONS, INC.


By:  SALOMON SMITH BARNEY INC.


By: /s/ JOHN A. CIOLEK
    --------------------------------
    John A. Ciolek
    Director

                                   SCHEDULE I

Name of Underwriter                                         Number of Firm Units
-------------------                                         --------------------
Salomon Smith Barney Inc.................................        1,012,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated.......          787,500
A.G. Edwards & Sons, Inc.................................          450,000